EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements listed below of Gehl Company of our report dated February 10, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 10, 2000 relating to the Financial Statement Schedule, which appears in this Form 10-K.

        1.  Registration Statement on Form S-8 (Registration No. 33-38392)

        2.  Registration Statement on Form S-8 (Registration No. 33-39150)

        3.  Registration Statement on Form S-8 (Registration No. 333-02195)

        4.  Registration Statement on Form S-8 (Registration No. 333-04017)

        5.  Registration Statement on Form S-3 (Registration No. 333-9173)

        6.  Registration Statement on Form S-3 (Registration No. 333-51723)


PRICEWATERHOUSECOOPERS LLP
Milwaukee, Wisconsin
March 2, 2000